EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Global Seafood Technologies, Inc. (the "Company") on Form 10-KSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on June 24, 2003 (the "Report"), I, Brent C. Gutierrez, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Brent C. Gutierrez
-------------------------------
Brent C. Gutierrez
Chief Executive Officer and
Chief Financial Officer
June 24, 2003